NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Second Quarter Results; 36% Growth in Net Income EPS

HAMILTON, Bermuda – July 23, 2013 -- Everest Re Group, Ltd. (NYSE: RE) today reported second quarter 2013 net income of $275.6 million, or $5.56 per diluted common share, compared to net income of $214.6 million, or $4.08 per diluted common share, for the second quarter of 2012. After-tax operating income1, excluding realized capital gains and losses, was $253.2 million, or $5.10 per diluted common share, for the second quarter of 2013, compared to after-tax operating income1 of $223.0 million, or $4.25 per diluted common share, for the same period last year.

For the six months ended June 30, 2013, net income was $660.0 million, or $13.09 per diluted common share, compared to $519.3 million, or $9.79 per diluted common share, for the first six months of 2012. After-tax operating income1, excluding realized capital gains and losses, was $554.2 million, or $10.99 per diluted common share, compared to $462.9 million or $8.72 per diluted common share, for the same period in 2012.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “Through six months, our annualized net income return on shareholders’ equity is 21%. We returned $500 million to shareholders through share repurchases and dividends and grew book value per share, adjusted for dividends, by 5% despite falling bond prices and catastrophes. We believe we are well positioned to continue to increase shareholder value.”

Operating highlights for the second quarter of 2013 included the following:

•	Gross written premiums increased 39% to $1.26 billion compared to the second quarter of 2012, largely driven by one large Florida quota share reinsurance contract. Excluding the total impact of this contract, gross written premiums were up 11%. On this same basis, worldwide reinsurance premiums were up 7% reflecting new business growth. Insurance premiums were up 24% primarily driven by growth on its California workers’ compensation and non-standard automobile business.

•
The combined ratio for the quarter was 87.6% compared to 89.0% in the second quarter of 2012. Excluding catastrophe losses, reinstatement premiums, and prior period loss development, the current quarter attritional combined ratio improved 6.6 points to 80.2%.

•
Catastrophe losses amounted to $90.0 million in the quarter, arising from tornadoes and hailstorms in the U.S. and flooding in Central Europe and Canada. The net impact of these losses, after reinstatement premiums and taxes, is $73.2 million.

•	Net investment income for the quarter was $148.7 million, including limited partnership income of $19.6 million.
•
Net after-tax realized capital gains totaled $22.5 million. There was $274.4 million of unrealized losses, net of tax, on the fixed income portfolio as rising interest rates reduced the market value of those securities.

•	Cash flow from operations was $170.2 million compared to $138.8 million for the same period in 2012.
•	For the quarter, the annualized after-tax operating income1 return on average adjusted shareholders’ equity2 was 16.1% compared to 15.3% in 2012.
•
During the quarter, the Company repurchased 1.6 million of its common shares at an average price of $133.16 and a total cost of $211.3 million. For the year, the Company repurchased 3.5 million of its common shares for a total cost of $450.0 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 5.8 million shares available.

•	Shareholders’ equity ended the quarter at $6.6 billion. Book value per share increased 4.1% from $130.96 at December 31, 2012 to $136.31 at June 30, 2013.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestregroup.com.

A conference call discussing the second quarter results will be held at 10:30 a.m. Eastern Time on July 24, 2013. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestregroup.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.
___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
(Dollars in thousands, except per share amounts)	2013		2012		2013		2012
		(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$275,642	$5.56	$214,551	$4.08	$659,985	$13.09	$519,255	$9.79
After-tax net realized capital gains (losses)	22,492	0.45	(8,462)	(0.16)	105,763	2.10	56,314	1.06

After-tax operating income (loss)	$253,150	$5.10	$223,013	$4.25	$554,222	$10.99	$462,941	$8.72

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2013	2012	2013	2012
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,151,533	$1,037,800	$2,240,292	$2,035,778
Net investment income	148,729	149,329	294,510	301,767
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	-	(466)	(191)	(6,354)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	33,905	(16,114)	160,831	88,493
Total net realized capital gains (losses)	33,905	(16,580)	160,640	82,139
Net derivative gain (loss)	12,081	(16,306)	27,366	(10,123)
Other income (expense)	8,295	27,812	(592)	21,618
Total revenues	1,354,543	1,182,055	2,722,216	2,431,179

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	711,590	607,870	1,304,234	1,210,336
Commission, brokerage, taxes and fees	242,067	265,789	475,113	503,292
Other underwriting expenses	54,901	49,675	107,847	98,170
Corporate expenses	6,168	6,075	11,885	10,736
Interest, fees and bond issue cost amortization expense	17,362	13,244	30,843	26,422
Total claims and expenses	1,032,088	942,653	1,929,922	1,848,956

INCOME (LOSS) BEFORE TAXES	322,455	239,402	792,294	582,223
Income tax expense (benefit)	46,813	24,851	132,309	62,968

NET INCOME (LOSS)	$275,642	$214,551	$659,985	$519,255

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(272,540)	5,408	(319,342)	85,535
Less: reclassification adjustment for realized losses (gains) included in net income (loss)	(1,828)	(7,456)	(5,919)	(7,214)
Total URA(D) on securities arising during the period	(274,368)	(2,048)	(325,261)	78,321
Foreign currency translation adjustments	13,751	(24,997)	(7,315)	(9,127)
Pension adjustments	1,345	983	2,691	1,967
Total other comprehensive income (loss), net of tax	(259,272)	(26,062)	(329,885)	71,161

COMPREHENSIVE INCOME (LOSS)	$16,370	$188,489	$330,100	$590,416

EARNINGS PER COMMON SHARE:
Basic	$5.60	$4.10	$13.19	$9.81
Diluted	5.56	4.08	13.09	9.79
Dividends declared	0.48	0.48	0.96	0.96

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2013	2012
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$12,879,955	$13,141,657
(amortized cost: 2013, $12,544,171; 2012, $12,444,880)
Fixed maturities - available for sale, at fair value	18,129	41,470
Equity securities - available for sale, at market value (cost: 2013, $142,409; 2012, $131,630)	140,197	143,493
Equity securities - available for sale, at fair value	1,295,816	1,255,557
Short-term investments	727,965	860,379
Other invested assets (cost: 2013, $526,704; 2012, $596,590)	526,704	596,590
Cash	439,136	537,050
Total investments and cash	16,027,902	16,576,196
Accrued investment income	125,729	130,209
Premiums receivable	1,455,774	1,237,859
Reinsurance receivables	711,719	659,081
Funds held by reinsureds	239,267	228,375
Deferred acquisition costs	324,306	303,268
Prepaid reinsurance premiums	76,417	71,107
Deferred tax asset	258,132	262,024
Income taxes recoverable	67,300	68,442
Other assets	272,502	241,346
TOTAL ASSETS	$19,559,048	$19,777,907

LIABILITIES:
Reserve for losses and loss adjustment expenses	$9,843,480	$10,069,055
Future policy benefit reserve	65,541	66,107
Unearned premium reserve	1,444,979	1,322,525
Funds held under reinsurance treaties	2,592	2,755
Commission reserves	56,050	65,533
Other net payable to reinsurers	191,931	162,778
Losses in course of payment	421,002	191,076
Revolving credit borrowings	40,000	-
5.4% Senior notes due 10/15/2014	249,932	249,907
6.6% Long term notes due 5/1/2067	238,359	238,357
Junior subordinated debt securities payable	-	329,897
Accrued interest on debt and borrowings	4,791	4,781
Equity index put option liability	52,101	79,467
Unsettled securities payable	115,362	48,830
Other liabilities	210,128	213,372
Total liabilities	12,936,248	13,044,440

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2013) 67,812
and (2012) 67,105 outstanding before treasury shares	678	671
Additional paid-in capital	2,003,166	1,946,439
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $67,381 at 2013 and $119,629 at 2012	207,164	537,049
Treasury shares, at cost; 19,224 shares (2013) and 15,687 shares (2012)	(1,813,913)	(1,363,958)
Retained earnings	6,225,705	5,613,266
Total shareholders' equity	6,622,800	6,733,467
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$19,559,048	$19,777,907

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2013	2012	2013	2012
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$275,642	$214,551	$659,985	$519,255
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(167,239)	70,139	(220,306)	107,410
Decrease (increase) in funds held by reinsureds, net	(16,828)	10,673	(12,244)	8,407
Decrease (increase) in reinsurance receivables	26,758	(33,809)	(65,978)	(13,027)
Decrease (increase) in current income taxes	(25,569)	4,768	1,089	1,459
Decrease (increase) in deferred tax asset	18,071	3,956	55,640	33,961
Decrease (increase) in prepaid reinsurance premiums	(10,354)	3,130	(6,908)	9,123
Increase (decrease) in reserve for losses and loss adjustment expenses	(47,200)	(95,066)	(175,142)	(267,230)
Increase (decrease) in future policy benefit reserve	229	(574)	(567)	(919)
Increase (decrease) in unearned premiums	72,212	(186,162)	126,535	(173,569)
Increase (decrease) in other net payable to reinsurers	25,577	30,025	29,765	26,903
Increase (decrease) in losses in course of payment	81,362	(20,878)	230,135	10,810
Change in equity adjustments in limited partnerships	(18,994)	(15,972)	(36,350)	(28,492)
Change in other assets and liabilities, net	(31,052)	113,547	(74,866)	108,193
Non-cash compensation expense	4,551	7,652	10,165	13,374
Amortization of bond premium (accrual of bond discount)	16,900	16,200	35,507	30,966
Amortization of underwriting discount on senior notes	14	12	27	25
Net realized capital (gains) losses	(33,905)	16,580	(160,640)	(82,139)
Net cash provided by (used in) operating activities	170,175	138,772	395,847	304,510

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	706,674	381,216	1,318,718	791,593
Proceeds from fixed maturities matured/called - available for sale, at fair value	4,213	-	7,213	-
Proceeds from fixed maturities sold - available for sale, at market value	376,688	203,240	631,184	421,318
Proceeds from fixed maturities sold - available for sale, at fair value	13,678	1,862	17,342	61,143
Proceeds from equity securities sold - available for sale, at market value	44,194	34,549	45,423	54,792
Proceeds from equity securities sold - available for sale, at fair value	252,594	53,950	358,769	297,606
Distributions from other invested assets	33,846	12,798	117,548	21,017
Cost of fixed maturities acquired - available for sale, at market value	(1,105,870)	(641,902)	(2,122,159)	(1,254,576)
Cost of fixed maturities acquired - available for sale, at fair value	(1,411)	(2,382)	(2,706)	(5,506)
Cost of equity securities acquired - available for sale, at market value	(51,921)	(6,202)	(53,487)	(12,654)
Cost of equity securities acquired - available for sale, at fair value	(121,327)	(79,934)	(243,944)	(193,279)
Cost of other invested assets acquired	(4,617)	(16,680)	(11,301)	(28,592)
Net change in short-term investments	53,629	(5,025)	132,136	(262,730)
Net change in unsettled securities transactions	64,135	(32,856)	55,668	5,966
Net cash provided by (used in) investing activities	264,505	(97,366)	250,404	(103,902)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	19,651	15,344	46,569	17,955
Purchase of treasury shares	(211,323)	(100,000)	(449,955)	(224,999)
Revolving credit borrowings	40,000	-	40,000	-
Net cost of junior subordinated debt securities maturing	(329,897)	-	(329,897)	-
Dividends paid to shareholders	(23,315)	(25,129)	(47,546)	(50,770)
Net cash provided by (used in) financing activities	(504,884)	(109,785)	(740,829)	(257,814)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(14,796)	(4,817)	(3,336)	7,406

Net increase (decrease) in cash	(85,000)	(73,196)	(97,914)	(49,800)
Cash, beginning of period	524,136	472,047	537,050	448,651
Cash, end of period	$439,136	$398,851	$439,136	$398,851

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$47,550	$12,617	$66,738	$23,801
Interest paid	17,280	20,387	23,281	26,085

Non-cash transaction:
Conversion of equity securities - available for sale, at market value, to fixed maturity securities - available for sale, at market value, including accrued
interest at time of conversion	-	92,981	-	92,981